Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in EP Energy Corporation.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

Dated: February 12, 2015	RIVERSTONE V EVEREST HOLDINGS, L.P.

By Riverstone Energy Partners V, L.P., its general partner

By Riverstone Energy GP V, LLC, its general partner

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

RIVERSTONE V FT CORP HOLDINGS, L.P.

By Riverstone Energy Partners V, L.P., its general partner

By Riverstone Energy GP V, LLC, its general partner

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

RIVERSTONE ENERGY PARTNERS V, L.P.

By Riverstone Energy GP V, LLC, its general partner

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

RIVERSTONE ENERGY GP V, LLC

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person